CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 1998, which appears on page 62 of the 1998 Annual Report to Shareholders of The Perkin-Elmer Corporation, which is incorporated by reference in The Perkin-Elmer Corporation's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 25 of such Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, CT
November 25, 1998